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                                                                       EXHIBIT 5


                               January 31, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  Registration Statement on Form S-3 (No. 33-        )
     Relating to the Lyondell Petrochemical Company
     $300,000,000 of Debt Securities

Ladies and Gentlemen:

     As General Counsel of Lyondell Petrochemical Company (the "Company"), I have reviewed the form of Indenture dated as of January 29, 1996 (the "Indenture"), between the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee"), and have considered the proposed issuance and sale thereunder of debt securities in the aggregate principal amount of up to $300,000,000 (the "Debt Securities"). This opinion is being furnished in connection with and as an exhibit to the above referenced Registration Statement.

     In connection with this opinion, I have examined the Company's Certificate of Incorporation, its By-Laws, and the records of its corporate proceedings with respect to the Debt Securities. In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, instruments and corporate records, and I have made such other investigations, as I have deemed necessary in order to express the opinions hereinafter set forth. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all original documents examined by me, and the conformity to the originals of all copies of documents reviewed by me and the authenticity of the originals of such copies.
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Securities and Exchange Commission
January 31, 1996
Page 2

     On the basis of the aforementioned investigation, it is my opinion that upon execution and delivery of the Indenture by the officers of the Company, as authorized by the Company's Board of Directors by resolution adopted January 26, 1996, and upon due execution of the Indenture by the Trustee, and upon issuance of the Debt Securities in the manner contemplated by the above referenced Registration Statement, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company.

     I consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the use of my name in the Prospectus under the caption "Certain Legal Matters."

                              Very truly yours,

                              /s/ Jeffrey R. Pendergraft

                              Jeffrey R. Pendergraft
                                General Counsel